Exhibit 99.1

20824 Grandsouth_Bancorporation_COMMON-STOCK-PROXY Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

GRANDSOUTH BANCORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on November 7, 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

PROXY SOLICITED FOR SPECIAL MEETING OF SHAREHOLDERS OF GRANDSOUTH BANCORPORATION.

1. **PROPOSAL** to approve the Agreement and Plan of Merger and Reorganization, dated June 21, 2022, or the merger agreement, and the merger, pursuant to which GrandSouth will merge with and into First Bancorp, subject to the terms and conditions of the merger agreement, each as more fully described in the accompanying proxy statement/prospectus.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **PROPOSAL** to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the named executive officers of GrandSouth that is based on or otherwise relates to the merger.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

3. **PROPOSAL** to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature__________ Signature, if held jointly__________ Date________ 2022.

Note: Please sign exactly as name or names appear on your direct registration account with our transfer agent, Continental Stock Transfer and Trust Company. Where more than one owner is shown on your account, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS GRANDSOUTH BANCORPORATION SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 8, 2022 20824 Grandsouth_Bancorporation_COMMON-STOCK-PROXY Back The undersigned hereby constitutes and appoints Mason Y. Garrett and James B. Schwiers his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of GrandSouth Bancorporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held Tuesday, November 8, 2022, at 10:00 a.m., local time, at the Corporation’s principal executive offices at 381 Halton Road, Greenville, South Carolina 29607 and at any adjournment, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Proxy Statement as follows: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: (I) “FOR” PROPOSAL NO. 1 TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF JUNE 21, 2022 AND THE MERGER, PURSUANT TO WHICH GRANDSOUTH WILL MERGE WITH AND INTO FIRST BANCORP; (II) “FOR” PROPOSAL NO. 2 TO APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO THE NAMED EXECUTIVE OFFICERS OF GRANDSOUTH THAT IS BASED ON OR OTHERWISE RELATES TO THE MERGER; AND (III) “FOR” PROPOSAL NO. 3 TO APPROVE A PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE MERGER PROPOSAL. (Continued and to be marked, dated and signed on the other side)

20824 Grandsouth_Bancorporation_SERIES A PREFERRED STOCK REV1 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

GRANDSOUTH BANCORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on November 7, 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this ☒

PROXY SOLICITED FOR SPECIAL MEETING OF SHAREHOLDERS OF GRANDSOUTH BANCORPORATION.

1. **PROPOSAL** to approve the Agreement and Plan of Merger and Reorganization, dated June 21, 2022, or the merger agreement, and the merger, pursuant to which GrandSouth will merge with and into First Bancorp, subject to the terms and conditions of the merger agreement, each as more fully described in the accompanying proxy statement/prospectus.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________ **2022.**

Note: Please sign exactly as name or names appear on your direct registration account with our transfer agent, Continental Stock Transfer and Trust Company. Where more than one owner is shown on your account, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS GRANDSOUTH BANCORPORATION SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 8, 2022 20824 Grandsouth_Bancorporation_Series A Preferred stock REV1 Back The undersigned hereby constitutes and appoints Mason Y. Garrett and James B. Schwiers his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Series A Preferred stock of GrandSouth Bancorporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held Tuesday, November 8, 2022, at 10:00 a.m., local time, at the Corporation’s principal executive offices at 381 Halton Road, Greenville, South Carolina 29607 and at any adjournment, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Proxy Statement as follows: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1 TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF JUNE 21, 2022 AND THE MERGER, PURSUANT TO WHICH GRANDSOUTH WILL MERGE WITH AND INTO FIRST BANCORP. (Continued and to be marked, dated and signed on the other side)